Exhibit 99.1

NEWCRESTIMAGE PORTFOLIO

COMBINED FINANCIAL STATEMENTS

September 30, 2021 and December 31, 2020

INDEPENDENT AUDITORS’ REPORT

To the Members of

NewcrestImage Portfolio

Grapevine, Texas

Opinion

We have audited the accompanying combined financial statements of the NewcrestImage Portfolio (collectively, the “Company” or the “Portfolio”), which comprise the combined balance sheets as of September 30, 2021 and December 31, 2020, and the related combined statements of operations, changes in members’ equity, and cash flows for the nine months ended September 30, 2021 and the year ended December 31, 2020, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the NewcrestImage Portfolio as of September 30, 2021 and December 31, 2020, and the results of its operations and its cash flows for the nine months ended September 30, 2021 and the year ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Carr, Riggs & Ingram, L.L.C.

Metairie, Louisiana

January 14, 2022

NEWCRESTIMAGE PORTFOLIO

COMBINED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2021	2020
ASSETS
ASSETS
Investment in hotel properties, net	$565,371	$560,501
Cash and cash equivalents	29,486	24,297
Restricted cash	2,129	1,718
Right-of-use assets, net	2,091	2,166
Trade and other receivables, net	3,283	1,121
Prepaid expenses and other	2,306	2,175
Other assets	1,147	947
TOTAL ASSETS	$605,813	$592,925

LIABILITIES AND MEMBERS' EQUITY
LIABILITIES
Debt, net of debt issuance costs	$492,887	$464,691
Lease liabilities, net	2,091	2,166
Accounts payable	2,676	8,307
Accrued expenses and other	22,568	20,338
Total liabilities	520,222	495,502
MEMBERS' EQUITY	85,591	97,423
TOTAL LIABILITIES AND MEMBERS' EQUITY	$605,813	$592,925

The accompanying notes are an integral part of these financial statements.

NEWCRESTIMAGE PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Nine months
	ended	Year ended
	September 30,	December 31,
	2021	2020
REVENUES
Room	$69,885	$59,633
Food and beverage	5,689	5,037
Other	5,390	5,616
Total revenues	80,964	70,286
EXPENSES
Room	16,654	15,313
Food and beverage	4,150	3,951
Other hotel operating expenses	23,246	23,265
Property taxes, insurance and other	7,602	8,376
Related party management fees	3,156	2,936
Depreciation and amortization	17,783	23,477
Total expenses	72,591	77,318
INCOME (LOSS) FROM OPERATIONS	8,373	(7,032)
OTHER INCOME (EXPENSE)
Gain (loss) on interest rate swap	3,134	(4,813)
Interest expense	(15,837)	(19,467)
Other income, net	5,321	8,798
Total other income (expense)	(7,382)	(15,482)
NET INCOME (LOSS)	$991	$(22,514)

The accompanying notes are an integral part of these financial statements.

NEWCRESTIMAGE PORTFOLIO

COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands)

Total
Balance, January 1, 2020	$105,714
Contributions	19,903
Distributions	(5,680)
Net loss	(22,514)
Balance, December 31, 2020	$97,423
Contributions	1,200
Distributions	(14,023)
Net income	991
Balance, September 30, 2021	$85,591

The accompanying notes are an integral part of these financial statements.

NEWCRESTIMAGE PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months
	ended	Year ended
	September 30,	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$991	$(22,514)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities
Depreciation and amortization	18,326	24,142
(Gain) loss on interest rate swaps	(3,134)	4,813
Loan forgiveness	(4,169)	-
Paid in kind interest	1,724	7,491
Changes in operating assets and liabilities:
Receivables	(1,397)	639
Prepaid expenses	(131)	(1,501)
Other assets	(309)	(138)
Accounts payable	(2,757)	2,043
Accrued expenses and other	6,901	(2,394)
Net cash provided by operating activities	16,045	12,581
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(26,944)	(54,948)
Net cash used in investing activities	(26,944)	(54,948)
CASH FLOWS FROM FINANCING ACTIVITIES
Advances to related parties	(765)	(376)
Proceeds from notes payable	35,756	45,470
Payments on notes payable	(6,590)	(12,436)
Net change in related party payables	930	(377)
Loan origination fees	(9)	(138)
Owners' contributions	1,200	19,903
Owners' distributions	(14,023)	(5,680)
Net cash provided by financing activities	16,499	46,366
NET CHANGE IN CASH,
CASH EQUIVALENTS, AND RESTRICTED CASH	5,600	3,999
CASH, CASH EQUIVALENTS,
AND RESTRICTED CASH, beginning of year	26,015	22,016
CASH, CASH EQUIVALENTS,
AND RESTRICTED CASH, end of year	$31,615	$26,015
SUPPLEMENTAL DISCLOSURES
OF CASH FLOW INFORMATION
Cash paid during the year for interest	$14,768	$12,161
SUPPLEMENTAL DISCLOSURE
OF NON CASH INVESTING AND FINANCING ACTIVITIES
Accrued additions to hotel properties	$285	$4,696

The accompanying notes are an integral part of these financial statements.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

1. NATURE OF ORGANIZATION

The NewcrestImage Portfolio (the “Company” or the “Portfolio”) consists of 27 hotels, including 4 dual brands, and 2 parking garages that are owned or otherwise controlled and operated by NewcrestImage Holdings, LLC. The hotels have an aggregate of 3,709 rooms and are subject to a purchase and sale agreement between NewcrestImage Holdings, LLC and Summit Hotel Properties, Inc. These financial statements have been prepared in connection with this probable transaction and present the combined carve-out historical financial position, results of operations and cash flows of the hotels and parking garages in the NewcrestImage Portfolio as if they operated on a stand-alone basis. The stand-alone results of the 27 hotels and 2 parking garages have been combined as each hotel and parking garage was under common management and control during each of the periods presented. The hotels are located in Texas, Oklahoma, and Louisiana and are under 4 major hotel brands consisting of 13 Marriott, 8 Hilton, 4 Hyatt and 2 IHG hotels. The hotels operate under franchise agreements associated with their respective brand and are all managed by NewcrestImage Holdings, LLC.

In addition to the hotels and parking garages, the Company also consists of various entities that were formed for the purpose of facilitating state and federal historic tax credit investments to assist in the financing of the construction of the related hotels. Transactions between these entities and the related operating properties are eliminated for the combined financial statements.

The Company consists of the following operating properties:

Marriott brand
AC Hotel Houston Downtown	Courtyard Amarillo, TX
AC Hotel/Residence Inn Dallas Downtown	Residence Inn Tyler, TX
AC Hotel Oklahoma City Bricktown	SpringHill Suites Dallas Downtown
AC Hotel/Residence Inn Frisco, TX	SpringHill Suites/TownePlace Suites New Orleans
Courtyard/TownePlace Suites Grapevine, TX

Hilton brand
Canopy Frisco, TX	Hilton Garden Inn Bryan, TX
Canopy New Orleans	Hilton Garden Inn Grapevine, TX
Embassy Suites Amarillo, TX	Hilton Garden Inn Longview, TX
Hampton Inn & Suites Dallas Downtown	Homewood Suites Midland, TX

Hyatt brand
Hyatt Place Grapevine, TX	Hyatt Place Oklahoma City Bricktown
Hyatt Place Lubbock, TX	Hyatt Place Plano, TX

IHG brand
Holiday Inn Express & Suites Grapevine, TX	Holiday Inn Express & Suites OKC Bricktown

Parking garages
Dallas Downtown Parking Garage	Frisco, TX Parking Garage

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying combined financial statements of the Company are prepared using accounting principles generally accepted in the United States of America (GAAP). All intercompany accounts and transactions have been eliminated. These combined financial statements are being presented on a combined basis as the entities included in the combination are all under common management and control during each of the periods presented.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Investment in Hotel Properties

Investment in hotel properties are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings	39 years
Building improvements	10-15 years
Furniture, fixtures, and equipment	5-7 years
Vehicles	7 years

Depreciation expense during the nine months ended September 30, 2021 and year ended December 31, 2020 was $17,663 and $23,372, respectively.

The Company reviews long-lived assets, including hotel properties, for impairment whenever events or circumstances indicate the carrying amounts may not be recoverable. An impairment loss is recognized when the future undiscounted cash flows from the asset are less than the asset’s carrying amount. The impairment loss would then be measured as the difference between the asset’s carrying amount and its fair value. The Company did not recognize an impairment loss during the nine months ended September 30, 2021 and the year ended December 31, 2020.

Cash and Cash Equivalents

The Company considers all instruments with an original maturity of three months or less to be cash equivalents.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Cash

Restricted cash includes money held by mortgage holders in escrow for taxes, insurance, and other expenses.

The following is a summary of the Company’s cash, cash equivalents, and restricted cash total as presented in the combined statement of cash flows at September 30, 2021 and December 31, 2020:

	2021	2020
Cash and cash equivalents	$29,486	$24,297
Restricted cash	2,129	1,718
Total cash, cash equivalents, and restricted cash	$31,615	$26,015

Trade and Other Receivables

Trade and other receivables included individual and corporate accounts at the operating hotel properties. Receivables are considered past due based on the due date determined by contract terms. The Company estimates an allowance for doubtful accounts based on its historical collection experience. The allowance amount at September 30, 2021 and December 31, 2020 was $45 and $51, respectively. Also included is related party receivables consisting of amounts advanced to related party entities under common control but that are not included in the Portfolio. These receivables do not have stated interest rates or maturity dates.

Prepaid Expenses and Other

Prepaid expenses and other primarily consist of prepaid insurance and hotel inventory.

Other Assets

Other assets primarily consist of franchise fees which are amortized using the straight-line method over the life of the related agreements, deposits, and other assets.

Deferred loan costs

Deferred loan costs are amortized using the effective interest method over the original terms of the related indebtedness. For the nine months ended September 30, 2021 and the year ended December 31, 2020, amortization expense related to loan costs of $579 and $664, respectively, are included in interest expense in the combined statements of operations.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related Party Debt

Related party debt primarily consist of amounts advanced from NewcrestImage Holdings, LLC or entities controlled by NewcrestImage Holdings, LLC that are not included in the Portfolio. These payables do not have stated interest rates or maturity dates. These amounts are included in debt, net of debt issuance costs, on the combined balance sheets.

Interest Rate Swaps

The Company uses interest rate swaps on several of its variable interest rate loans to manage the impact of variable interest debt on its cash flows. The change in fair value of the interest rate swaps during the year were recorded in the combined statement of operations as the Company has not elected hedge accounting treatment for the interest rate swaps.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which changed lessee accounting to reflect the financial liability and right-of-use assets that are inherent to leasing an asset on the balance sheet. The Company adopted ASU No. 2016-02 on January 1, 2019. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The Company has two operating ground leases for the land under one of its hotels and as well as for parking spaces associated with the land and a related parking garage.

Revenue Recognition

Revenues from hotel operations are recognized when guestrooms are occupied, services have been rendered or fees have been earned. Revenues are recorded net of any discounts and sales and other taxes collected from customers. Revenues consist of room sales, food and beverage sales, and other hotel revenues.

Room revenue is generated through short-term contracts with customers whereby guests pay a daily rate for the right to occupy hotel rooms for one or more nights. Performance obligations are fulfilled at the end of each night that the guests have the right to occupy the rooms. Room revenues are recognized daily at the contracted room rate in effect for each room night.

Food and beverage revenues are generated when customers purchase food and beverage at a hotel's restaurant, bar or other facilities. Performance obligations are fulfilled at the time that food and beverage is purchased and provided to the customers.

Other revenues such as for parking, cancellation fees, meeting space or gift shops are recognized at the point in time or over the time period that the associated good or service is provided.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash received prior to guest arrival is recorded as an advance deposit and is recognized as revenue at the time of occupancy. These amounts are included in accrued expenses and other on the combined balance sheets.

Other Income

Other income primarily consists of debt forgiveness and other nonrecurring income, such as the sale of historic tax credits generated through one of the hotel properties’ use of historic tax credit financing.

Income Taxes

The Portfolio entities have each elected to be treated as a partnership for federal income tax purposes. The income tax effects of their operations are attributed to the members. Therefore, no provision for federal income tax has been included in the Company’s combined financial statements. The Company is subject to state margin tax, but no provision was recorded for the nine months ended September 30, 2021 and the year ended December 31, 2020.

Fair Value of Financial Assets and Liabilities

The Company measures and discloses certain financial assets and liabilities at fair value. GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

For disclosure purposes, assets and liabilities are classified in their entirety in the fair value hierarchy level based on the lowest level of input that is significant to the overall fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising expense totaled approximately $163 and $245 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

3. INVESTMENTS IN HOTEL PROPERTIES

The Company’s net investments in hotel properties consists of the following at September 30, 2021 and December 30, 2020:

	2021	2020
Land	$31,996	$26,996
Buildings and improvements	520,560	501,564
Furniture, fixtures, and equipment	72,712	69,424
Vehicles	124	124
Real estate under development	44,514	49,266
Real estate, at cost	669,906	647,374
Less accumulated depreciation	(104,535)	(86,873)
Investment in hotel properties, net	$565,371	$560,501

Substantially all hotel and related property is pledged as collateral on outstanding debt.

Real estate under development consists of the Canopy New Orleans hotel at September 30, 2021 and the Canopy New Orleans and Hilton Garden Inn Grapevine, TX at December 31, 2020. Total interest costs capitalized during the nine months ended September 30, 2021 and the year ended December 31, 2020 were $1,057 and $797, respectively.

4. DEBT

At September 30, 2021 and December 31, 2020 debt consisted of mortgage loans, construction loans, lines of credit, bridge loans related to a historic tax credit financed construction project, and Paycheck Protection Program (PPP) loans and Economic Injury Disaster loans administered by the Small Business Administration (SBA).

Mortgage Loans

Mortgage loans are secured by the related operating hotel or parking garage property. Variable rate interest loans are based on either one month LIBOR plus a fixed rate ranging from 2% to 3% or based on the Prime rate plus a fixed rate ranging from .25% to 1%. Certain loans have minimum required interest rates if the variable rate is below an established minimum threshold.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

4. DEBT (CONTINUED)

Construction Loans

Construction loans generally require only interest payments through the completion of the construction phase or until a specified date. Upon completion of the construction of each project the loans are generally converted into mortgage loans either through a clause in the construction loan agreement or through separate refinancing, however, due to the timing of the loan conversion process, construction loans may still be in effect subsequent to the commencement of the underlying hotel’s operations. The loans are secured by the properties being constructed. The Company’s construction loans consist of variable interest rate loans based on either the one month LIBOR plus 3.65%, the three month LIBOR plus 3%, or the Prime rate plus a range from .5% to 1%.

Loan Covenants

The mortgage and construction loan agreements generally require that the operating entity comply with certain reporting and financial covenants. At September 30, 2021 the Company had failed to meet the compliance requirements on 10 of its loans with a total outstanding balance of $205,385. The Company has not received a waiver for any of these covenant violations and, as a result, the loans are due on demand. As described in Note 13, the Company has executed a purchase and sale agreement for an amount in excess of the aggregate outstanding debt balance at September 30, 2021.

Property Lines of Credit

The Company has line of credit agreements with various financial institutions for use in certain hotel properties. At September 30, 2021, the Company had a total credit facility of $8,000 with $7,860 being outstanding. At December 31, 2020, the Company had a total credit facility of $8,000 with $5,360 being outstanding. The lines of credit are secured by the properties being financed. These lines of credit can accrue interest on both the outstanding and unused principal balances of the credit facilities. Variable rate debt is based on the Prime rate plus 1% with a floor of 3.25%.

Bridge Loans

The Company has two bridge loans outstanding at September 30, 2021 and December 31, 2020. These bridge loans are related to the historic tax credits of an entity that is in the construction phase. Interest is payable monthly, and principal is payable as amounts are received from the sale of the historic tax credits, but no later than the maturity date.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

4. DEBT (CONTINUED)

Payment Protection Program

During the year ended December 31, 2020, the Company received a total of $5,558 in funds through twenty potentially forgivable loans as part of the PPP administered by the SBA. During the nine months ended September 30, 2021, the Company received an additional $7,929 in PPP loans. A recipient of PPP loans may receive forgiveness if the recipient can demonstrate specific facts, including a) a need for the funds or an uncertainty of future performance based on current economic conditions and b) the funds are used for eligible expenses during the loan’s qualifying period, including payroll costs, interest payments on mortgages, and rent and utility payments. If full forgiveness is not received, the recipient will be required to repay the proceeds received from the PPP loan in total or in excess of the amount of qualifying expenses deemed forgiven by the SBA. At September 30, 2021 and December 31, 2020, the Company determined it is probable that they will meet the forgiveness criteria for some but not all of their outstanding loan balances. As the actual forgiveness is uncertain, the full outstanding balance of the PPP loans is presented on the accompanying combined balance sheet. During the nine months ended September 30, 2021 the Company recognized $4,169 in debt forgiveness related to the PPP loans.

Economic Injury Disaster Loan

During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company received a total of $150 and $600, respectively, in funds through multiple COVID-19 Economic Injury Disaster Loans through the SBA.

Loan Forbearances

Due to the effects of the COVID-19 pandemic, the Company entered into several debt forbearance agreements which deferred payments of principal and/or interest during select periods of the nine months ended September 30, 2021 and the year ended December 31, 2020. These deferred amounts were added to the principal balances of each loan. At September 30, 2021 and December 31, 2020, the total deferred amounts of principal and interest were $9,215 and $7,491, respectively, and are included in debt on the combined balance sheets.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

4. DEBT (CONTINUED)

The Company’s debt obligations were comprised of the following at September 30, 2021 and December 31, 2020:

								Balance
Property Name	Lender	Type	Interest rate		Maturity Date			2021	2020
Courtyard Amarillo	Morgan Stanley	Mortgage	4.66%	Fixed	January 1,	2023		$8,423	$8,668
Hilton Garden Inn Grapevine	Wells Fargo	Mortgage	2.11%	Variable	April 1,	2024	(1)	38,738	39,396
AC Hotel Houston Downtown	International Bank of Commerce	Mortgage	5.25%	Variable	March 30,	2023	(2)	30,827	30,446
Hyatt Place Plano	Access Bank Texas	Mortgage	5.40%	Fixed	August 30,	2022		10,309	10,494
Embassy Suites Amarillo	Veritex Community Bank	Mortgage	4.50%	Fixed	October 3,	2024	(1)	31,193	31,740
Holiday Inn Express & Suites OKC Bricktown	Relyance Bank	Mortgage	3.50%	Variable	June 30,	2023		8,981	8,945
AC Hotel OKC Bricktown	Bank of Commerce	Mortgage	5.00%	Fixed	March 28,	2023		14,917	14,982
AC Hotel OKC Bricktown	Bank of Commerce	Mortgage	5.00%	Fixed	March 28,	2023		2,026	2,055
Hyatt Place OKC Bricktown	Community National Bank & Trust	Mortgage	4.95%	Variable	March 8,	2026		13,804	13,836
Hilton Garden Inn Bryan	Southside Bank	Mortgage	4.25%	Variable	September 27,	2034		7,269	7,562
Hilton Garden Inn Bryan	Southside Bank	Mortgage	4.25%	Variable	January 9,	2034		677	739
Hampton Inn & Suites Dallas Downtown	Wells Fargo	Mortgage	4.79%	Fixed	May 1,	2025	(1)	24,635	25,093
AC Hotel/Residence Inn Dallas Downtown	Fifth Third Bank	Mortgage	2.11%	Variable	October 3,	2025	(1)	33,938	34,359
Dallas Downtown Parking Garage	Simmons Bank	Mortgage	5.00%	Variable	December 5,	2021		8,238	8,207
Frisco Parking Garage	Bank 7	Mortgage	5.50%	Variable	February 1,	2022	(1)	11,081	11,274
Holiday Inn Express & Suites Grapevine	Morgan Stanley	Mortgage	4.90%	Fixed	March 1,	2024		7,474	7,645
Hyatt Place Grapevine	Hanmi Bank	Mortgage	4.25%	Fixed	August 4,	2026		11,502	11,502
Courtyard/TownePlace Suites Grapevine	Twain Community Partners	Mortgage	6.10%	Fixed	July 31,	2040		6,564	6,655
Hilton Garden Inn Longview	Austin Bank	Mortgage	3.75%	Variable	March 7,	2036	(1)	9,844	10,134
Hyatt Place Lubbock	Austin Bank	Mortgage	4.75%	Variable	August 8,	2036	(1)	10,526	10,747
Homewood Suites Midland	Austin Bank	Mortgage	3.75%	Variable	December 14,	2034	(1)	6,544	6,768
SpringHill/TownePlace Suites NOLA	Wells Fargo	Mortgage	2.26%	Variable	July 1,	2025	(1)	24,608	24,597
Residence Inn Tyler	Farmers Bank & Trust	Mortgage	5.00%	Variable	April 24,	2024		9,805	9,879
Total mortgage loans								331,923	335,723

Canopy New Orleans	International Bank of Commerce	Construction	5.25%	Variable	January 24,	2023		21,672	4,292
SpringHill Suites Dallas Downtown	Bank 7	Construction	3.75%	Variable	January 1,	2023	(1)	14,278	14,413
AC Hotel/Residence Inn Frisco	Southside Bank	Construction	3.76%	Variable	January 9,	2023		34,147	35,225
Canopy Frisco	Frost Bank	Construction	3.19%	Variable	April 26,	2022		21,805	21,944
Courtyard/TownePlace Suites Grapevine	Happy State Bank	Construction	4.00%	Variable	September 20,	2024		19,106	10,870
Total construction loans								111,008	86,744

Canopy New Orleans	Cedar Rapids Bank and Trust	Bridge Loans	6.00%	Fixed	February 24,	2022		5,183	5,183
Canopy New Orleans	Cedar Rapids Bank and Trust	Bridge Loans	6.00%	Fixed	November 24,	2022		6,948	6,948
Total bridge loans								12,131	12,131

Holiday Inn Express & Suites OKC Bricktown	Relyance Bank	Line of Credit	4.75%	Fixed	June 8,	2023		4,860	2,360
Homewood Suites Midland	Austin Bank	Line of Credit	4.25%	Variable	June 15,	2022		3,000	3,000
Total lines of credit								7,860	5,360

Various	Various	PPP loans	1%	Fixed	2/8/2026			9,164	5,558
Various	Small Business Administration	EIDL loans	3.75%	Fixed	6/30/2050			750	600
Related party debt	See Note 7							21,576	20,646
								31,490	26,804
Total debt								494,412	466,762
Unamortized debt issuance costs								(1,525)	(2,071)
Total debt, net								$492,887	$464,691

(1)	Loan not in compliance with required covenants

(2)	Due on demand

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

4. DEBT (CONTINUED)

Future Principal Payments

Future scheduled principal payments of debt obligations, including those considered due on demand due to debt covenant violations as of September 30, 2021 for each of the subsequent five years are as follows:

Years Ending September 30,	Amounts
2022	$301,614
2023	104,773
2024	37,387
2025	3,401
2026	2,541
Thereafter	44,695
Total	$494,411

5. ACCRUED LIABILITIES

Accrued liabilities consisted of the following at September 30, 2021 and December 31, 2020.

	2021	2020
Accrued interest	$963	$1,140
Accrued real estate taxes	5,754	2,028
Accrued employee costs	1,185	473
Accrued franchise fees	775	850
Accrued other	5,293	4,195
Advanced deposits	1,563	1,483
Interest rate swap liabilities (see note 6)	7,035	10,169
Total	$22,568	$20,338

6. INTEREST RATE SWAPS

The Company uses interest rate swaps to manage the impact of variable interest debt on its cash flows. The following table summarizes the key terms of the swap agreements:

	Initial
	Notional		Fixed		Maturity
Description	Value	Index	Rate	Effective Date	Date
Swap 1	$38,948	One-month LIBOR	2.185%	06/01/2020	04/01/2024
Swap 2	$35,000	One-month LIBOR	3.055%	10/1/2018	09/30/2025
Swap 3	$27,000	One-month LIBOR	3.024%	10/1/2018	07/01/2025

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

6. INTEREST RATE SWAPS (CONTINUED)

Changes in the forecasted interest rates subsequent to the commencement of the swaps has resulted in an interest rate swap liability of $7,035 and $10,169 at September 30, 2021 and December 31, 2020, respectively, and an unrealized gain (loss) of $3,134 and $(4,813) for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

7. RELATED PARTY TRANSACTIONS

The Portfolio hotels entered into individual management agreements with NewcrestImage Management, LLC, a related party through common control. The agreements have an initial term ranging from 10 to 20 years and may be extended for an additional 5 years subject to approval by the management company and the hotel. The agreements may be terminated by the hotel after 30 days written notice upon the sale of the hotel to an entity that is not under the control of NewcrestImage Holdings, LLC. The agreements provide for a management fee that ranges between 3.5% to 5% of hotel revenues or a minimum of $5,000 a month. Some of the agreements also require an accounting fee of $1,000 a month.

The Company has advanced funds to entities under common control and has received funds from other entities under common control or members of management. Related party receivables were all from entities controlled by NewcrestImage Holdings, LLC. Related party debt consisted of the following at September 30, 2021 and December 31, 2020:

	2021	2020
NewcrestImage Holdings, LLC	$18,840	$18,328
Entities controlled by NewcrestImage Holdings, LLC	1,496	1,078
Members of Management	1,240	1,240
Total	$21,576	$20,646

8. LEASES

The Company has operating ground leases that have a remaining term of 73 years. The leases have fixed payments of $121 a year subject to annual consumer price index adjustments beginning in 2023. During the nine months ended September 30, 2021 and year ended December 31, 2020, total lease costs were $91 and $121, respectively. The right of use assets and related liabilities are based on the incremental borrowing rate of the Company at lease inception which was 4.75%.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

8. LEASES (CONTINUED)

Operating lease maturities for the years ended September 30th are as follows:

2022	$121
2023	121
2024	121
2025	121
2026	121
Thereafter	8,258
Total lease payments	8,863
Less imputed interest	(6,772)
Total	$2,091

9. FAIR VALUE MEASUREMENTS

The following table summarizes financial assets measured at fair value on a recurring basis:

Fair value measurements at September 30, 2021:

	Level 1	Level 2	Level 3	Total
Interest rate swap liabilities	$-	$7,035	$-	$7,035

Fair value measurements at December 31, 2020:

	Level 1	Level 2	Level 3	Total
Interest rate swap liabilities	$-	$10,169	$-	$10,169

10. FRANCHISE AGREEMENTS

The Hotels operate under franchise agreements with Marriott, Hilton, Hyatt and IHG. The franchise agreements are terminable by the franchisor in the event that the applicable franchisee fails to cure an event of default or, in certain circumstances, such as the franchisee’s bankruptcy or insolvency, are terminable by the franchisor at will. Franchise fees are based on a percentage of gross revenues. Key terms of the franchise agreements include a franchise fee ranging from 4.0% to 6.0% and a marketing fee ranging from 2.5% to 4.0%.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

11. COMMITMENTS, UNCERTAINTIES, AND CONTINGENCIES

In the normal course of business, the Company is involved in various types of litigation and other asserted claims. While the ultimate outcome of these contingencies cannot be reasonably estimated at this time, management believes this liability, if any, to the extent not provided for by insurance or otherwise, is not likely to have a material effect on the combined financial statements of the Company.

The Company has utilized federal and historic tax credits on certain properties that are eligible for the credits. Historic rehabilitation tax credits are contingent upon its ability to maintain compliance with the applicable requirements of Section 47 of the Internal Revenue Code. The Company’s failure to maintain compliance, or not to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital of the members. The total amount of credits received that are still subject to Section 47 compliance requirements were $11,819 and $13,177 at September 30, 2021 and December 31, 2020, respectively.

The COVID-19 pandemic has negatively impacted many business activities and financial markets across the globe. Due to the pandemic, multiple federal and state governments placed restrictions on travel. As a result of these restrictions, the Company experienced significant negative impacts during the nine months ended September 30, 2021 and the year ended December 31, 2020. The full extent to which the pandemic will directly or indirectly impact the future of the Company's business, results of operations, and financial condition will depend on future developments that are highly uncertain and difficult to predict.

12. CONCENTRATIONS

The Company has a concentration of credit risk for cash deposits maintained at certain financial institutions which may at times exceed amounts covered by insurance provided by the Federal Deposit Insurance Corporation. The Company has not experienced any losses and believes it is not exposed to any significant credit risk related to cash.

13. SUBSEQUENT EVENTS

On January 13, 2022, Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. ("Summit") and Summit Hospitality JV, LP, Summit's joint venture with GIC, Singapore's sovereign wealth fund, acquired 26 of the 27 hotels and the two parking garages for a total purchase price of $766 million. The remaining hotel, The Canopy New Orleans, is subject to a Contribution and Purchase Agreement dated on November 2, 2021 and amended January 6, 2022 and will be acquired for $56 million upon completion of construction which is expected to occur in the first quarter of 2022.

NEWCRESTIMAGE PORTFOLIO

Notes to Combined Financial Statements

(in thousands)

13. SUBSEQUENT EVENTS (CONTINUED)

Management has evaluated subsequent events through the date the combined financial statements were available to be issued, January 14, 2022, and, except as noted above, determined that there were no other events that require disclosure. No subsequent events occurring after this date have been evaluated for inclusion in these combined financial statements.